UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2013

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa	001-34700	42-0935283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa		50021
(Address of principal executive Offices)		(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 8, 2013, Casey’s General Stores, Inc. (the “Company”) executed and delivered to UMB Bank, n.a. (the “Lender”) a Promissory Note in the principal amount of $25,000,000 (the “Note”). The Note evidences an increase in the principal amount of the Company’s existing revolving line of credit with the Lender from $100 million to $125 million (the Company’s existing line of credit arrangements with the Lender are described in the Current Report on Form 8-K filed May 23, 2011).

The Note is dated as of February 8, 2013 and is unsecured. The Lender has no obligation to advance funds under the Note if (a) the Company is in default under the terms of the Note or any agreement that the Company has with the Lender, (b) the Company ceases doing business or is insolvent, (c) the Company has applied funds provided pursuant to the Note for purposes other than those authorized by Lender or (d) the Lender in good faith believes itself insecure. Each and every advance made under the Note is at the Lender’s sole discretion, and Lender has made no commitment to make any such advances.

The Note is payable in full upon Lender’s demand. The Company will pay regular monthly payments of all accrued unpaid interest due as of each payment date, beginning March 1, 2013, with all subsequent interest payments to be due on the same day of each month after that. Unless otherwise agreed or required by applicable law, payments will be applied first to any accrued unpaid interest, then to principal, then to any late charges and then to any unpaid collection costs. Interest is calculated from the date of each advance until repayment of each advance, with the annual interest rate computed on a 365/360 basis.

The Note bears interest at variable rates subject to change from time to time based on changes in an independent index referred to in the Note as the Federal Funds Offered Rate (the “Index”). The interest rate to be applied to the unpaid principal balance of the Note will be at a rate of 1.000% over the Index, resulting in an initial rate of 1.100% per annum.

The Negative Pledge Agreement dated May 23, 2011 between the Company and the Lender (described in the Current Report on Form 8-K filed on May 23, 2011), entered into in connection with the delivery to the Lender of two Promissory Notes evidencing the first $100 million of the revolving line of credit, remains in effect and applicable to any obligation incurred by the Company under the Note.

Attached hereto as Exhibit 10.28(c) and incorporated herein by reference is a copy of the Note delivered by the Company to the Lender. The foregoing description of the Note is qualified in its entirety by reference to the form of Note attached hereto.

The Company uses the revolving line of credit to finance short-term operating expenses accruing in the ordinary course of the Company’s business. Such expenses may include, on a short-term basis, the costs associated with new store constructions, replacements, major remodels and maintenance, store acquisitions, and payments on outstanding Senior Notes.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The exhibit accompanying this report is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY=S GENERAL STORES, INC.

Date: February 12, 2013	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

The following exhibit is filed herewith:

Exhibit	Description
10.28(c)	Promissory Note delivered to UMB Bank, n.a., dated February 8, 2013.